UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2015

NATIONAL PENN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-22537-01	23-2215075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 1100 Allentown, PA 18101
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former name or former address, if changed since last report)
_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On January 22, 2015, National Penn Bancshares, Inc. (the “Company”) issued a press release reporting on its results of operations for the quarter and year ended December 31, 2014. This press release is furnished in this report, pursuant to this Item 2.02, as Exhibit 99.1 and is incorporated herein by reference.
On January 22, 2015, at 10:00 a.m. local time, the Company will hold a webcast to present information on its results of operations for the quarter and year ended December 31, 2014. The slide presentation which will accompany the webcast is furnished in this report, pursuant to this Item 2.02, as Exhibit 99.2, and is incorporated herein by reference.

Item 8.01 Other Events
On January 22, 2015, the Company announced that its Board of Directors approved a common share repurchase plan of $125 million. The repurchases may be accomplished from time to time in various ways including open market purchases, accelerated share repurchases or negotiated transactions.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits.

99.1	Press Release dated January 22, 2015 of National Penn Bancshares, Inc. (furnished pursuant to Item 2.02 hereof).
99.2	Slide Presentation for National Penn Bancshares, Inc. Webcast to be conducted on January 22, 2015 at 10:00 a.m. local time (furnished pursuant to Item 2.02 hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	January 22, 2015	By:	/s/ Scott V. Fainor
			Name:	Scott V. Fainor
			Title:	President and CEO

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated January 22, 2015, of National Penn Bancshares, Inc. (furnished pursuant to Item 2.02 hereof).	Furnished herewith.
99.2	Slide Presentation for National Penn Bancshares, Inc. Webcast to be conducted on January 22, 2015 at 10:00 a.m. local time (furnished pursuant to Item 2.02 hereof).	Furnished herewith.